UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 3, 2009

ANVIL FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53292
(State or other jurisdiction of incorporation)	(Commission File No.)

701 N. Green Valley Parkway Suite 200
Henderson, NV 89074
(Address of principal executive offices and Zip Code)

(877) 269-4984
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copy of Communication to:
Befumo & Schaeffer, PLLC
2020 Pennsylvania Ave., NW # 840
Washington, DC 20006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01      Other Events

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Aaron Crowley to the Board of Directors and Chief Financial Officer

Aaron Crowley has been elected as Director and as the Chief Financial Officer of Anvil Forest Products, Inc.  Mr. Crowley has been a pharmacy manager for 8 years and pharmacy technician for 12 years.  Mr. Crowley is also a nationally licensed pharmacy technician.  He was recently a District Manager for 6 pharmacies.  He has managed several pharmacies over the last 6 years which included mail order, retail and long term care pharmacies.  Mr. Crowley displays good organizational , problem solving, planning, and budgeting skills.  He is able to control operational costs and consistently watch and aid company goals.  Mr. Crowley accepts responsibility and has excelled as a constructive and independent thinker.  He has experience in research and creating reports including operational reports, payroll reports, and profit and loss reports.

Appointment of Paul Popoff to the Board of Directors and Chief Operations Officer

Paul Popoff has been elected as Director and as the Chief Operations Officer of Anvil Forest Products, Inc.  Mr. Popoff has been an accomplished pharmacist for 25 years.  He graduated with a PharmD degree from the University of Southern California, School of Pharmacy in 1984.  His work experience consists of 1 ½ years in hospital pharmacy, and the remaining years have been spent working in retail pharmacy.  Mr. Popoff owned and operated his own pharmacy for 8 years.  His skills and abilities include supervising pharmacy technicians and clerical staff, inventory control, marketing and overall management of pharmacy operations.

Neither Aaron Crowley nor Paul Popoff have been involved in any of the following proceedings during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no employment agreements between the Registrant and Aaron Crowley or Paul Popoff.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 3, 2009, the Company submitted to Financial Industry Regulatory Authority (“FINRA”) requisite documents to change the Company’s name to Easy Scripts, Inc. and the Company has amended its Articles of Incorporation to reflect the name change.

The name change is expected to be effective with FINRA within ten business of this Current Report on Form 8-K.

Item 8.01   Other Events

The Company has approved a 3:1 Forward Split of the Company’s common stock, par value $0.0001 per share (the “Forward Split”), payable upon surrender of pre-split certificates, whereby the total number of issued and outstanding shares of the Company’s common stock held by each shareholder on June 14, 2009 will be converted automatically into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Forward Split, multiplied by three.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2009	ANVIL FOREST PRODUCTS, INC.

	By:	/s/ Kendra Marcoux
	Name:	Kendra Marcoux
	Title:	President, CEO, Director